CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 12, 2005

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 2- Financial Information

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

As disclosed in the Company’s Form 10-Q for the quarter ended October 31, 2005, since October 1, 2005, the Company has been unable to make the principal and interest payments due to the 9 holders of its April, 2005 Convertible Debentures, on which the outstanding principal balance is currently $3,253,750.

On December 12, 2005, the Company received a default notice from one of the holders, which holds a Debenture with an outstanding principal balance of $237,500, advising the Company that due to the Company’s failure to make its principal and interest payments, the holder was accelerating and declaring immediately due and payable the Company’s obligation to repay the full principal amount and was also exercising its right to increase the 9%  interest rate to the 15% delinquent interest rate provided in the Debentures. The Company has not received any default notices from any of its other Debenture holders and  is continuing to negotiate with all of the holders to reach an amicable resolution of  this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM Pharma, Inc. By: /s/ Weishi Wang Weishi Wang, CEO

Dated:  December 16, 2005